UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2022
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GUILD HOLDINGS COMPANY
(Exact name of Registrant as Specified in Its Charter)
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Commission file number: 001-39645

Delaware	85-2453154
(State of Incorporation)	(IRS Employer Identification No.)

5887 Copley Drive, San Diego, California	92111
(Address of Principal Executive Offices)	(Zip Code)
(858) 560-6330
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	GHLD	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

2022 Annual Meeting of Stockholders
On May 5, 2022, Guild Holdings Company (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). There were 414,590,868 shares of common stock of the Company represented virtually or by proxy at the Annual Meeting, constituting approximately 98% of the outstanding shares of common stock on March 11, 2022, the record date for the Annual Meeting.

The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: The election of two Class II directors to serve until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

NAME	FOR	WITHHELD	BROKER NON-VOTES
Patrick J. Duffy	411,383,523	1,545,267	1,662,078
Terry Schmidt	411,397,750	1,531,040	1,662,078

All director nominees were duly elected at the Annual Meeting. Each of the individuals named in the above table will serve as director until the 2025 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

Proposal 2: The ratification of the appointment of KPMG LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2022.

FOR	AGAINST	ABSTAIN
414,508,972	9,638	72,258

At the Annual Meeting, stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUILD HOLDINGS COMPANY

Date: May 6, 2022	By:	/s/ Desiree A. Kramer
Desiree A. Kramer
Chief Financial Officer
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